UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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KINDRED HEALTHCARE, INC.

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On March 19, 2018, Kindred Healthcare, Inc. (“Kindred”) mailed the following letter to beneficial owners of Kindred common stock.

March 19, 2018
Dear Stockholder:
Kindred’s special meeting of stockholders is rapidly approaching, and your Board of Directors urges you to vote today “FOR” the transaction with affiliates of TPG Capital, Welsh, Carson, Anderson & Stowe and Humana Inc. (together, the “consortium”). By voting “FOR” the merger GREETINGS, proposal, you will secure $9.00 in cash for each share of Kindred common stock you own, a October significant 27 percent premium to Kindred’s 90-day volume weighted average price for the Kindred period we ending have December a lot to be 15, proud 2017, of, the including last trading day prior Without to media question, reports the regarding highlight the of the potential transaction. Your Board of Directors approved the transaction following a robust, 18-month strategic review Earlier this month, team members from recipients. Each year, Kindred recognizes process to maximize value, which included contacting 15 financial sponsors and 3 strategic entities. our organization We ultimately joined determined together that at the the $9.00 inaugural per share who all-cash demonstrate offer from an the extraordinary consortium provides Caregiver superior Summit risk-adjusted to appreciate value and and certainty celebrate to all and other empathy evaluated while opportunities. caring for their individuals. The theme of the Summit was “Lead Diaz Caring Award recipients approach We Compassion” believe a rejection and the of attendees this transaction were would those expose who Kindred as an opportunity and its stockholders to make to an impact significant downside risks as well as slow growth and capital constraints that would make it consistently challenging recognized to pursue value-creating by patients, opportunities. residents, family those with whom they interact every and coworkers for delivering extraordinary, a selfiess concern for others, display compassionate In its Marchcare. 16, 2018 report, leading independent proxy patients advisory firm and Institutional family members, Shareholder and serve Services Inc. (“ISS”) recognized the significant value thatfor will their be delivered colleagues to stockholders and peers. through the transaction and supported the Kindred Board’s recommendation that stockholders addition vote “FOR” to presentations the transaction. from national experts areas of patient experience and the role of This year’s recipients are outstanding We unanimously in healthcare recommend and business, that all Kindred the event stockholders of vote the award’s “FOR” the legacy. value The maximizing 2017 Paul transaction an opportunity with the consortium for Kindred TODAY. caregivers to recipients are: On behalf with one of your another Boardand of Directors, share best thank practices. you for your continued support of Kindred. define Sincerely, us as a company, and Phyllis leadership R. Yale the chance to caregivers about what it takes to Chair of the Board of Directors empathetic, high-quality care to Kindred Healthcare, Inc. YOUR moments. VOTE In addition, IS IMPORTANT. I which is impressive VOTE “FOR” considering on Kindred’s role in the changing high overall wean rate. Learn THE . Avideo MERGER of my presentationis PROPOSAL viewing TODAY his award video profile. Your Board you of to Directors take a is few confident minutes that to we have reached the best outcome for Kindred . stockholders, and urges you to act now • Annette to secure Jurkiewicz the certain , a and home significant health all-cash premium. Vote today “FOR” the proposals Kindred set forth at Home in theRacine proxy statement, in Wisconsin. including “FOR” the merger proposal. FailingAnnette to vote or assists abstaining patients from in voting their places is effectively a vote against the transaction.

YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. Please take a moment to vote “FOR” the proposals set forth on the WHITE proxy card — by Internet, telephone toll-free or by signing, dating and returning the enclosed WHITE proxy card. VOTE GREETINGS, October 2017 At Kindred we have a lot to be proud of, including Without question, the highlight of the Summit If you have any questions about how to vote your shares, the hard work, dedication and compassion of our the honoring of this year’s Paul Diaz Caring Award caregivers. Earlier this month, team members from recipients. Each year, Kindred recognizes caregivers across our organization joined together at the inaugural who demonstrate an extraordinary sense of Kindred Caregiver Summit to appreciate and celebrate and empathy while caring for their patients. The these individuals. The theme of the Summit was “Lead Diaz Caring Award recipients approach their jobs With Compassion” and the 1407 attendees Broadway, were 27th those Floor, who New York, as an New opportunity Y k 10018 to make an impact on the lives are consistently recognized by patients, residents, 212.929 family .5500 those with whom they interact every day. They members and coworkers for delivering extraordinary, or a selfiess concern for others, display great respect Toll-Free: 800.322.2885 compassionate care. patients and family members, and serve as role proxy@mackenziepartners.com for their colleagues and peers. In addition to presentations from national experts in the areas of patient experience and the role of This year’s recipients are outstanding standard-compassion in healthcare and business, the event of the award’s legacy. The 2017 Paul Diaz Caring Forward provided -Looking Statements an opportunity for Kindred caregivers to recipients are: This letter includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange network Act of 1934, with as amended one another . These forward and -looking share statements best are practices often identified . by words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” One “project,” -on -“could,” one bedside “would,” “should,” interactions “will,” “intend,” drive “hope,” “may,” our “potential,” culture “upside,” “seek,” Andres “continue” “Andy” and other similar Regalado expressions , a . respiratory therapist Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s and expectations define as us a result as a of company, a variety of factors and . Such the forward Summit -looking gave statements are basedat upon Kindred management’s Hospital current expectations Riverside and in include California known and . Since unknown Kindred risks, uncertainties leadership and other the factors, chance many of to which hear Kindred directly is unable from to predict or control, joining that may cause Kindred Kindred’s in actual 2009, results, Andy performance, has regularly or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed transactions caregivers include, but about are not limited what to, it the takes occurrence to of deliver any event, compassionate, change or other circumstance recognition that could give rise and to the praise termination from of the patients, merger agreement; family the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Kindred’s stockholders to approve the proposed merger or the failure empathetic, of the parties to high obtain - required quality regulatory care approvals; to patients the risk on that regulatory a daily or other approvals nurses are delayed and physicians or are subject to terms for his and conditions ability to that deliver are not anticipated; changes in the business or operating prospects of Kindred or its homecare business or hospital business; changes in healthcare and other laws and regulations; basis the . impact of the announcement of, or failure to complete, the proposed merger on our relationships well as his with compassionate employees, customers, vendors and empathetic and other business partners; and potential or actual litigation. In addition, these statements involve risks, uncertainties, and other factors detailed from time to time in Kindred’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities to his and work Exchange . He Commission is especially (the “SEC”) proficient . at helping Many of We these wanted factors are to beyond bring Kindred’s the control spirit . Kindred of the cautions Summit investors to that you any forward-looking patients statements on made artificial by Kindred airways are not guarantees learn of to future breathe on performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to refiect with future events a Caregiver or developments Summit . highlight video that captures own. His wean rate is the highest in his Additional some Information of the and memorable Where to Find moments It . In addition, I which is impressive considering the hospital has Kindred has filed with the SEC and mailed to its stockholders a definitive proxy statement in connection with the proposed merger. We urge investors and security holders to readshared the proxy statement my thoughts because it contains on Kindred’s important information role in regarding the changing the proposed merger high . You may overall obtain a wean free copy rate of the . proxy Learn statement more and about other related Andy documents post filed -acute by Kindred landscape with the SEC. at A the video SEC’s of website my at presentation www.sec.gov. You is also may obtain viewing the proxy statement his award (and other video documents profile filed. by Kindred with the SEC relating to the proposed merger for free by accessing Kindred’s website at www.kindredhealthcare.com by clicking on the link for “Investors”, then clicking on the link for “SEC available, Filings.” and I encourage you to take a few minutes to Participants watch in the both Solicitation videos . Annette Jurkiewicz , a home health aide with Kindred and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Kindred’s stockholders in connection with the proposed merger. Information about Kindred’s directors and executive officers, including informationKindred regarding the at interests Home of these Racine directors in and Wisconsin executive officers . In her in the proposed merger, is included in Kindred’s definitive proxy statement, which was filed with the SEC on February 21, 2018. You can obtain a free copy of this document from Kindred using the contact information above. Annette assists patients in their places of with daily living activities, and she provides